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                            CONSENT OF INDEPENDENT AUDITOR

I consent to the reference to my firm under the caption "Experts" and to the use of my report dated January 11, 1999 with respect to the financial statements of Thermal Line Windows, L.L.P. and my report dated January 15, 1999 with respect to the financial statements of Leingang Siding and Window, Inc. included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-84571) and related Prospectus of ThermoView Industries, Inc. for the registration of shares of its common stock.


                                       /s/ Rodney W. Melby

Bismarck, North Dakota
September 27, 1999